Exhibit 99.2 Seaport District Hughes Landing 6100 Merriweather New York, NY Houston, TX Columbia, MD Supplemental Information Three months ended March 31, 2019 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2019. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, certain officers and shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Properties 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Performance 17 MPC Land 22 Ward Village Condominiums 23 Other Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Definitions 29 Reconciliations of Non-GAAP 30 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q1 2019

Exchange / Ticker	NYSE:	HHC
Share Price - March 31, 2019	$	110.00
Diluted Earnings / Share	$	0.74
FFO / Diluted Share	$	1.58
Core FFO / Diluted Share	$	2.03
AFFO / Diluted Share	$	1.99

Operating Portfolio by Region


From Wall St. to Waikiki
Elk Grove
CALIFORNIA
Summerlin
LAS VEGAS
Ward Village
HAWAII
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Riverwalk
NEW ORLEANS
Houston MPCs
Howard Hughes

Recent Company Highlights

NEW YORK, Feb. 25, 2019--(PRNewswire)-- The Howard Hughes Corporation, in partnership with exclusive booking partner Live Nation Entertainment, Inc., unveiled the initial lineup for its second annual Summer Concert Series on The Rooftop at Pier 17® at the Seaport District. Kicking off in May, this summer's concert series features performances by artists including Grammy nominated pop rock band, OneRepublic; comedy trio, The Lonely Island; soul musicians, Trombone Shorty & Ben Harper; legendary rock band, Steve Miller Band and more, all set against panoramic views of the iconic New York skyline.

NEW YORK, Feb. 19, 2019--(PRNewswire) -- The Howard Hughes Corporation is proud to announce that The Rooftop at Pier 17® at the Seaport District was named "Best New Concert Venue" for 2018 at the 30th Annual Pollstar Awards. The prestigious international awards ceremony, presented by Live Nation Entertainment, Inc., capped off a multi-day conference that gathered global leaders throughout the live entertainment business in Beverly Hills, CA.

Q1 2019 MPC & Condominium Results

$ in millions


Summerlin
76%
The Woodlands
2%
1Q19
MPC
EBT
$37.6M
Bridgeland
22%


'A'ali'i
50%
1Q19
Condo
Sales
16 units
Waiea
6%
Ke Kilohana
44%

Q1 2019 MPC EBT		
Bridgeland	$	8.4
Columbia		(0.3)
Summerlin		28.7
The Woodlands/The Woodlands Hills		0.8
Total	**$**	**37.6**

Q1 2019 Condo Units Contracted	
Waiea	1
Anaha	—
Ke Kilohana	7
Ae'o	—
'A'ali'i	8
Total (a)	**16**

(a) Total not including Kô'ula, our newest building that began public sales in January 2019 and contracted 314 units this quarter. Kô'ula is excluded as we have not yet commenced construction.

Howard Hughes

HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions


Retail
5%
Other
1%
Office
57%
Multifamily
37%
Projected
Stabilized NOI
$70.6M

Retail & Office S.F.	2,363,783
Multifamily Units	1,347
Hotel Keys	—
Other Units	—
Projected Stabilized NOI $	70.6

Currently Unstabilized

$ in millions


Hotel
33%
Retail
7%
Other
10%
Multifamily
9%
Office
41%
Projected
Stabilized NOI
$82.0M

Retail & Office S.F.	1,645,623
Multifamily Units	729
Hotel Keys	704
Other Units	1,398
Projected Stabilized NOI $	82.0

Currently Stabilized

$ in millions


Retail
38%
Hotel
3%
Other
6%
Multifamily
13%
Office
40%
Projected
Stabilized NOI
$168.3M

Retail & Office S.F.	5,363,256
Multifamily Units	1,601
Hotel Keys	205
Other Units	—
Projected Stabilized NOI $	168.3

Total

$ in millions


Multifamily
17%
Retail
23%
Hotel
10%
Other
6%
Office
44%
Projected
Stabilized NOI
$320.9M

Retail & Office S.F.	9,372,662
Multifamily Units	3,677
Hotel Keys	909
Other Units	1,398
Projected Stabilized NOI $	320.9

Q1 2019 - Operating Results by Property Type

Currently Under Construction

$ in millions


1Q19
Under Construction
NOI
$0.0M

Currently Unstabilized

$ in millions


Hotel
56%
Other
1%
Retail
9%
Multifamily
7%
Office
27%
1Q19
Unstabilized
NOI
$11.0M

Currently Stabilized

$ in millions


Retail
38%
Hotel
4%
Other
6%
Multifamily
12%
Office
40%
1Q19
Stabilized
NOI
$40.4M

Total

$ in millions


Retail
32%
Hotel
15%
Other
5%
Multifamily
11%
Office
37%
1Q19
Total
NOI
$51.4M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI Yield and other project information. See page 29 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

Howard Hughes.
HowardHughes.com 214.741.7744 5

Financial Summary

($ in thousands, except share price and billions)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2018	FY 2017
Company Profile							
Share price (a)	$110.00	$97.62	$124.22	$132.50	$139.13	$97.62	$131.27
Market Capitalization (b)	$4.8b	$4.2b	$5.4b	$5.7b	$6.0b	$4.2b	$5.9b
Enterprise Value (c)	$7.7b	$7.0b	$8.2b	$8.3b	$8.3b	$7.0b	$7.9b
Weighted avg. shares - basic	43,106	43,075	43,066	42,573	42,976	43,036	41,364
Weighted avg. shares - diluted	43,257	43,250	43,317	42,942	43,363	43,237	43,089
Total diluted share equivalents outstanding	43,223	43,077	43,194	43,325	43,301	43,109	44,917
Debt Summary							
Total debt payable (d)	$ 3,274,379	$ 3,215,211	$ 3,296,486	$ 3,163,771	$ 2,915,220	$ 3,215,211	$ 2,877,789
Fixed rate debt	$ 1,675,207	$ 1,663,875	$ 1,651,695	$ 1,643,194	$ 1,522,488	$ 1,663,875	$ 1,526,875
Weighted avg. rate - fixed	5.06%	5.17%	4.60%	4.60%	4.98%	5.17%	5.04%
Variable rate debt, excluding condominium financing	$ 1,494,918	$ 1,454,579	$ 1,411,932	$ 1,355,523	$ 1,299,119	$ 1,454,579	$ 1,317,311
Weighted avg. rate - variable	4.85%	4.88%	4.78%	3.37%	4.32%	4.88%	4.10%
Condominium debt outstanding at end of period	$ 104,254	$ 96,757	$ 232,859	$ 165,054	$ 93,613	$ 96,757	$ 33,603
Weighted avg. rate - condominium financing	5.74%	5.75%	6.04%	5.93%	5.78%	5.75%	7.11%
Leverage ratio (debt to enterprise value)	42.16%	45.49%	39.54%	37.59%	34.92%	45.47%	36.20%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.
HowardHughes.com 214.741.7744 6

Financial Summary (con't)

($ in thousands)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2018	FY 2017
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 89,107	$ 80,940	$ 83,676	$ 85,905	$ 84,624	$ 335,145	$ 309,077
Expenses	(42,754)	(41,453)	(42,786)	(40,849)	(41,593)	(166,681)	(158,592)
Company's Share NOI - Equity investees	5,089	1,952	1,343	791	4,010	8,096	7,784
Operating Assets NOI (a)	51,442	41,439	42,233	45,847	47,041	176,560	158,269
Avg. NOI margin	58%	51%	50%	53%	56%	53%	51%
MPC Segment Earnings							
Total revenues	50,896	47,786	143,135	62,765	55,765	309,451	299,543
Total expenses (b)	(28,679)	(25,864)	(70,298)	(37,088)	(36,449)	(169,699)	(163,072)
Interest (expense) income, net (c)	7,543	7,093	6,626	6,808	6,392	26,919	24,292
Equity in earnings in real estate and other affiliates	7,837	1,602	9,454	14,100	11,128	36,284	23,234
MPC Segment EBT (c)	37,597	30,617	88,917	46,585	36,836	202,955	190,351
Seaport District Segment Income (d)							
Revenues	6,586	9,278	12,852	3,848	2,901	28,879	9,523
Expenses	(10,552)	(12,761)	(15,777)	(3,383)	(2,384)	(34,305)	(10,781)
Company's Share NOI - Equity investees	(195)	(134)	(452)	(127)	—	(713)	—
Seaport District NOI (e)	(4,161)	(3,617)	(3,377)	338	517	(6,139)	(1,258)
Avg. NOI margin	(63%)	(39%)	(26%)	9%	18%	(21%)	(13%)
Condo Gross Profit							
Revenues (f)	198,310	317,953	8,045	20,885	10,837	357,720	464,251
Expenses (f)	(137,694)	(220,849)	(6,168)	(28,816)	(6,729)	(262,562)	(338,361)
Condo Net Income (f)	$ 60,616	$ 97,104	$ 1,877	$ (7,931)	$ 4,108	$ 95,158	$ 125,890

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the" Company" or "HHC") share of equity method investments NOI and the annual Distribution from our cost basis investment. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Starting in the first quarter of 2019, the Seaport District has been moved out of our other segments and into a stand-alone segment for disclosure purposes. Segment information for all periods presented has been updated to reflect this change.
(e) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(f) Revenues in 2019 and 2018 represent Condominium rights and unit sales and expenses represent Condominium rights and unit cost of sales as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018. Fiscal year 2017 is presented based on the percentage of completion method and is therefore not comparable to the 2019 or 2018 periods.

Howard Hughes
HowardHughes.com 214.741.7744 7

Balance Sheets

(In thousands, except par values and share amounts)	Q1 2019 Unaudited	Q1 2018 Unaudited	FY 2018 Unaudited	FY 2017 Unaudited
Assets:				
Investment in real estate:				
Master Planned Communities assets	$ 1,665,037	$ 1,633,492	$ 1,642,660	$ 1,642,278
Buildings and equipment	3,082,749	2,365,773	2,932,963	2,238,617
Less: accumulated depreciation	(410,315)	(325,026)	(380,892)	(321,882)
Land	303,384	273,444	297,596	277,932
Developments	1,384,212	1,412,153	1,290,068	1,196,582
Net property and equipment	6,025,067	5,359,836	5,782,395	5,033,527
Investment in real estate and other affiliates	106,800	85,911	102,287	76,593
Net investment in real estate	6,131,867	5,445,747	5,884,682	5,110,120
Cash and cash equivalents	452,908	632,838	499,676	861,059
Restricted cash	134,398	132,105	224,539	103,241
Accounts receivable, net	16,030	14,384	12,589	13,041
Municipal Utility District receivables, net	246,231	203,436	222,269	184,811
Notes receivable, net	4,723	8,310	4,694	5,864
Deferred expenses, net	104,101	90,839	95,714	80,901
Operating lease right-of-use assets, net	72,105	—	—	—
Prepaid expenses and other assets, net	253,644	210,327	411,636	370,027
Total assets	$ 7,416,007	$ 6,737,986	$ 7,355,799	$ 6,729,064
Liabilities:				
Mortgages, notes and loans payable, net	$ 3,241,985	$ 2,895,771	$ 3,181,213	$ 2,857,945
Operating lease obligations	71,888	—	—	—
Deferred tax liabilities	165,690	143,581	157,188	160,850
Accounts payable and accrued expenses	628,971	619,271	779,272	521,718
Total liabilities	**4,108,534**	**3,658,623**	**4,117,673**	**3,540,513**
Equity:				
Common stock: $.01 par value; 150,000,000 shares authorized, 43,659,708 shares issued and 43,139,859 outstanding as of March 31, 2019 and 43,511,473 shares issued and 42,991,624 outstanding as of December 31, 2018	437	436	436	433
Additional paid-in capital	3,325,499	3,310,421	3,322,433	3,302,502
Accumulated deficit	(88,520)	(175,879)	(120,341)	(109,508)
Accumulated other comprehensive loss	(14,759)	(797)	(8,126)	(6,965)
Treasury stock, at cost, 519,849 shares as of March 31, 2019 and December 31, 2018	(62,190)	(60,743)	(62,190)	(3,476)
Total stockholders' equity	3,160,467	3,073,438	3,132,212	3,182,986
Noncontrolling interests	147,006	5,925	105,914	5,565
Total equity	**3,307,473**	**3,079,363**	**3,238,126**	**3,188,551**
Total liabilities and equity	**$ 7,416,007**	**$ 6,737,986**	**$ 7,355,799**	**$ 6,729,064**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	43,140	42,986	42,992	43,271
Dilutive effect of stock options (a)	83	146	117	200
Dilutive effect of warrants (b)	—	169	—	1,446
Total diluted share equivalents outstanding	43,223	43,301	43,109	44,917

(a) Stock options assume net share settlement calculated for the period presented.
(b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes.
HowardHughes.com 214.741.7744 8

Statements of Operations

(In thousands, except per share amounts)	Q1 2019 Unaudited	Q1 2018 Unaudited	FY 2018 Unaudited	FY 2017 Unaudited
Revenues:				
Condominium rights and unit sales	$ 198,310	$ 10,837	$ 357,720	$ 464,251
Master Planned Communities land sales	41,312	46,565	261,905	248,595
Minimum rents	54,086	49,395	207,315	183,025
Tenant recoveries	13,508	12,760	49,993	45,814
Hospitality revenues	22,929	23,061	82,037	76,020
Builder price participation	5,195	5,081	27,085	22,835
Other land revenues	4,729	4,131	21,314	28,166
Other rental and property revenues	13,821	9,849	57,168	31,414
Total revenues	353,890	161,679	1,064,537	1,100,120
Expenses:				
Condominium rights and unit cost of sales	137,694	6,729	262,562	338,361
Master Planned Communities cost of sales	16,818	26,043	124,214	121,116
Master Planned Communities operations	11,695	10,325	45,217	38,777
Other property operating costs	37,264	23,175	133,761	91,729
Rental property real estate taxes	9,831	8,127	32,183	29,185
Rental property maintenance costs	4,177	3,197	15,813	13,432
Hospitality operating costs	15,623	15,567	59,195	56,362
(Recovery) provision for doubtful accounts	(2)	776	6,078	2,710
Demolition costs	49	6,671	17,329	1,923
Development-related marketing costs	5,702	6,078	29,249	20,504
General and administrative	25,332	24,264	104,625	89,882
Depreciation and amortization	36,131	28,188	126,565	132,252
Total expenses	300,314	159,140	956,791	936,233
Other:				
Other income, net	167	—	(936)	54,615
Operating income	53,743	2,539	106,810	218,502
Interest income	2,573	2,076	8,486	4,043
Interest expense	(23,326)	(16,609)	(82,028)	(64,568)
Loss on redemption of senior notes due 2021	—	—	—	(46,410)
Warrant liability loss	—	—	—	(43,443)
Gain on acquisition of joint venture partner's interest	—	—	—	23,332
Loss on sale or disposal of real estate	—	—	(4)	3,868
Equity in earnings from real estate and other affiliates	9,951	14,386	39,954	25,498
Income before taxes	42,941	2,392	73,218	120,822
Provision for income taxes	11,016	558	15,492	(45,801)
Net income	31,925	1,834	57,726	166,623
Net income attributable to noncontrolling interests	(104)	(360)	(714)	1,781
Net income attributable to common stockholders	$ 31,821	$ 1,474	$ 57,012	$ 168,404
Basic income per share	$ 0.74	$ 0.03	$ 1.32	$ 4.07
Diluted income per share	$ 0.74	$ 0.03	$ 1.32	$ 3.91

The Company's annual 2018 and quarterly 2019 results are presented in accordance with Topic 606, the new revenue standard adopted January 1, 2018. Please refer to Note 15 in the Company's Form 10-Q for further information.

Howard Hughes. HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q1 2019 Unaudited	Q1 2018 Unaudited	FY 2018 Unaudited	FY 2017 Unaudited
RECONCILIATIONS OF NET INCOME TO FFO				
Net income attributable to common stockholders	$ 31,821	$ 1,474	$ 57,012	$ 168,404
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	34,517	26,750	119,309	125,638
Loss (Gains) on sales of properties and disposals of operating assets	6	—	4	(55,235)
Income tax expense adjustments - deferred:				
Gains on sales of properties	—	—	—	20,551
Reconciling items related to noncontrolling interests	104	360	714	(1,781)
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,827	1,513	5,693	4,385
FFO	**$ 68,275**	**$ 30,097**	**$ 182,732**	**$ 261,962**
Adjustments to arrive at Core FFO:				
Acquisition expenses	$ —	$ —	$ —	$ 109
Loss on redemption of senior notes due 2021	—	—	—	46,410
Gain on acquisition of joint venture partner's interest	—	—	—	(23,332)
Warrant loss	—	—	—	43,443
Severance expenses	854	261	687	2,525
Non-real estate related depreciation and amortization	1,615	1,437	7,255	6,614
Straight-line amortization	(2,134)	(3,340)	(12,609)	(7,782)
Deferred income tax expense (benefit)	10,703	246	16,195	(64,014)
Non-cash fair value adjustments related to hedging instruments	(128)	(216)	(1,135)	905
Share based compensation	2,725	2,526	11,242	8,211
Other non-recurring expenses (development related marketing and demolition costs)	5,751	12,749	46,579	22,427
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	64	94	623	502
Core FFO	**$ 87,725**	**$ 43,854**	**$ 251,569**	**$ 297,980**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (1,042)	$ (4,532)	$ (14,267)	$ (15,803)
Leasing Commissions	(418)	(399)	(3,600)	(2,995)
AFFO	**$ 86,265**	**$ 38,923**	**$ 233,702**	**$ 279,182**
FFO per diluted share value	**$ 1.58**	**$ 0.69**	**$ 4.23**	**$ 6.08**
Core FFO per diluted share value	**$ 2.03**	**$ 1.01**	**$ 5.82**	**$ 6.92**
AFFO per diluted share value	**$ 1.99**	**$ 0.90**	**$ 5.41**	**$ 6.48**

Howard Hughes. HowardHughes.com 214.741.7744 10

NOI by Region, excluding the Seaport District

Property	% Ownership (a)	Total Sq. Ft.	Total Units	1Q19 Occupied (#) Sq. Ft.	1Q19 Occupied (#) Units	1Q19 Leased (#) Sq. Ft.	1Q19 Leased (#) Units	1Q19 Occupied (%) Sq. Ft.	1Q19 Occupied (%) Units	1Q19 Leased (%) Sq. Ft.	1Q19 Leased (%) Units	1Q19 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	1,477,006	—	1,401,654	—	1,431,149	—	95%	—%	97%	—%	$ 39,164	$ 40,060	—
Office - Columbia	100%	1,050,763	—	1,002,992	—	1,005,039	—	95%	—%	96%	—%	16,197	17,679	—
Office - Summerlin	100%	387,813	—	380,221	—	387,813	—	98%	—%	100%	—%	8,930	10,200	—
Retail - Houston	100%	292,652	—	280,323	—	281,696	—	96%	—%	96%	—%	9,322	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,084	2,200	—
Retail - Hawaii	100%	918,669	—	858,132	—	861,371	—	93%	—%	94%	—%	20,096	19,800	—
Retail - Other	100%	267,869	—	244,074	—	262,943	—	91%	—%	98%	—%	6,635	6,500	—
Retail - Summerlin	100%	842,414	—	760,411	—	775,696	—	90%	—%	92%	—%	22,688	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	23,126	1,067	23,126	1,089	99%	97%	99%	99%	14,304	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	13,591	351	13,591	356	100%	92%	100%	94%	2,782	2,900	—
Multi-Family - Summerlin	100%	—	124	—	116	—	116	—%	94%	—%	94%	2,305	2,200	—
Hospitality - Houston	100%	—	205	—	168	—	—	—%	82%	—%	—%	5,348	4,500	—
Other Assets (e)	—	—	—	—	—	—	—	—%	—%	—%	—%	7,940	9,408	—
Total Stabilized Properties (f)												**157,795**	**168,250**	—
Unstabilized Properties														
Office - Houston	100%	911,154	—	640,020	—	805,855	—	70%	—%	88%	—%	$8,832	$20,958	2.3
Office - Columbia	100%	331,223	—	248,516	—	280,152	—	75%	—%	85%	—%	4,083	8,600	2.4
Office - Summerlin	100%	144,615	—	55,966	—	136,914	—	39%	—%	95%	—%	99	3,500	1.5
Retail - Houston	100%	143,758	—	119,343	—	124,116	—	83%	—%	86%	—%	2,308	3,368	1.0
Retail - Hawaii	100%	86,847	—	73,235	—	82,381	—	84%	—%	95%	—%	1,848	2,709	1.0
Multi-Family - Houston	100%	—	292	—	192	—	214	—%	66%	—%	73%	837	3,500	2.0
Multi-Family - Columbia	50%	28,026	437	10,681	369	10,681	397	38%	84%	38%	91%	2,350	3,800	2.0
Hospitality - Houston	100%	—	704	—	447	—	—	—%	63%	—%	—%	20,010	27,000	2.0
Self Storage - Houston	100%	—	1,398	—	933	—	949	—%	67%	—%	68%	398	1,600	2.0
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	7,000	1.0
Total Unstabilized Properties												**$ 40,765**	**$ 82,035**	**1.9**

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NOI by Region, excluding the Seaport District (con't)

Property	% Ownership (a)	Total		1Q19 Occupied (#)		1Q19 Leased (#)		1Q19 Occupied (%)		1Q19 Leased (%)		1Q19 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100%	383,000	—	—	—	383,000	—	—%	—%	100%	—%	$ —	$ 9,500	1.0
Office - Columbia	100%	320,000	—	—	—	150,000	—	—%	—%	47%	—%	—	9,200	5.0
Office - Other	33%	1,500,000	—	—	—	753,836	—	—%	—%	50%	—%	—	22,441	5.0
Retail - Houston	100%	72,264	—	—	—	42,389	—	—%	—%	59%	—%	—	2,200	3.1
Retail - Hawaii	100%	21,900	—	—	—	21,900	—	—%	—%	100%	—%	—	1,050	2.0
Multi-Family - Houston	100%	—	698	—	—	—	—	—%	—%	—%	—%	—	12,404	5.1
Multi-Family - Columbia	100%	56,619	382	—	—	—	—	—%	—%	—%	—%	—	9,162	5.0
Multi-Family - Summerlin	100%	—	267	—	—	—	—	—%	—%	—%	—%	—	4,400	2.0
Other - Houston	100%	10,000	—	—	—	10,000	—	—%	—%	100%	—%	—	260	2.0
Total Under Construction Properties												**—**	**70,617**	**4.1**
Total/ Wtd. Avg. for Portfolio												**$ 198,560**	**$ 320,902**	**3.3**

(a) Includes our share of NOI for our joint ventures.

(b) Annualized 1Q19 NOI includes distribution received from cost method investment in 1Q19. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.

(f) For Stabilized Properties, the difference between 1Q19 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

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Stabilized Properties - Operating Assets Segment

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q1 2019 % Occ.	Q1 2019 % Leased	Annualized Q1 2019 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	100 %	100 %	$ 6,327	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,859	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	73 %	73 %	1,490	1,890
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	7,892	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	480	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,305	2,268
9303 New Trails	Houston, TX	100 %	97,967	64 %	89 %	1,259	1,800
One Hughes Landing	Houston, TX	100 %	197,719	98 %	98 %	6,362	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	95 %	98 %	6,191	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	889,546	96 %	96 %	13,241	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	100 %	100 %	1,191	1,402
One Mall North	Columbia, MD	100 %	99,179	92 %	93 %	1,764	1,947
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,504	4,501
One Summerlin	Las Vegas, NV	100 %	206,279	96 %	100 %	4,426	5,700
Total Office			**2,915,582**			**64,291**	**67,940**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	100 %	100 %	1,877	2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	617	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	261	217
Creekside Village Green	Houston, TX	100 %	74,670	90 %	92 %	1,895	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	100 %	100 %	4,273	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	399	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	2,084	2,200
Ward Village Retail	Honolulu, HI	100 %	918,669	93 %	94 %	20,096	19,800
Downtown Summerlin	Las Vegas, NV	100 %	842,414	90 %	92 %	22,688	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	267,869	91 %	91 %	6,635	6,500
Total Retail			**2,410,803**			**$ 60,825**	**$ 64,702**

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Stabilized Properties - Operating Assets Segment (con't)

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units	Q1 2019 % Occ.	Q1 2019 % Leased	Annualized Q1 2019 NOI	Est. Stabilized NOI
Multi-family							
Millennium Six Pines Apartments	Houston, TX	100 %	314	98 %	100 %	$ 4,031	$ 4,500
Millennium Waterway Apartments	Houston, TX	100 %	393	96 %	98 %	3,674	4,600
One Lakes Edge	Houston, TX	100 %	23,280 / 390	99% / 98 %	99% / 100 %	6,599	7,500
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591 / 380	100% / 92 %	100% / 94 %	2,782	2,900
Constellation	Las Vegas, NV	100 %	124	94 %	94%	2,305	2,200
Total Multi-family			**36,871 / 1,601**			**19,391**	**21,700**
Hotel							
Embassy Suites at Hughes Landing (a)	Houston, TX	100 %	205	82 %	82 %	5,348	4,500
Total Hotel			**205**			**5,348**	**4,500**
Other							
Sarofim Equity Investment	Houston, TX	20 %	NA	NA	NA	2,086	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50 %	NA	NA	NA	406	1,117
Woodlands Ground Leases	Houston, TX	100 %	NA	NA	NA	1,693	1,662
Hockey Ground Lease	Las Vegas, NV	100 %	NA	NA	NA	498	458
Summerlin Hospital Medical Center	Las Vegas, NV	100 %	NA	NA	NA	3,625	3,625
Other Assets	Various	100 %	NA	NA	NA	(368)	344
Total Other						**7,940**	**9,408**
Total Stabilized						**$ 157,795**	**$ 168,250**

(a) Hotel property percentage occupied is the average for Q1 2019.

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Unstabilized Properties - Operating Assets Segment

($ in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q1 2019 % Occ. (a)	Q1 2019 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q1 2019 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	77%	81%	$ 78,546	$ 90,162	$ 4,118	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	78%	95%	58,746	74,994	5,202	6,900	2020	9%
Lakefront North (c)	Houston, TX	100%	258,585	51%	89%	55,070	77,879	(487)	6,458	2021	8%
One Merriweather	Columbia, MD	100%	206,588	85%	91%	74,751	78,187	3,284	5,100	2020	7%
Two Merriweather	Columbia, MD	100%	124,635	58%	74%	32,607	40,941	799	3,500	2021	9%
Two Summerlin	Las Vegas, NV	100%	144,615	39%	95%	38,003	49,320	99	3,500	2020	7%
Total Office			**1,386,992**			**337,723**	**411,483**	**13,015**	**33,058**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,497	83%	83%	14,286	$ 15,478	1,302	1,700	Q4 2019	11%
Anaha & Ae'o Retail (d)	Honolulu, HI	100%	86,847	89% / 65%	95% / 93%	—	—	1,848	2,709	Q4 2019	n.a.
Lake Woodlands Crossing	Houston, TX	100%	60,261	83%	91%	10,138	15,381	1,006	1,668	2020	11%
Total Retail			**230,605**			**24,424**	**30,859**	**4,156**	**6,077**		
Multi-family											
m.flats & TEN.M (e)	Columbia, MD	50%	28,026 / 437	38% / 84%	38% / 91%	53,979	54,673	2,350	3,800	2020	7%
Creekside Apartments	Houston, TX	100%	292	66%	73%	37,297	42,111	837	3,500	2020	8%
Total Multi-family			**28,026 / 729**			**91,276**	**96,784**	**3,187**	**7,300**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	55%	55%	72,360	72,360	12,237	16,500	2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	74%	74%	98,226	98,444	7,773	10,500	2020	11%
Total Hotel			**704**			**170,586**	**170,804**	**20,010**	**27,000**		
Other											
HHC 242 Self-Storage	Houston, TX	100%	644	73%	73%	8,228	8,228	197	800	2020	10%
HHC 2978 Self-Storage	Houston, TX	100%	754	61%	64%	7,828	7,828	200	800	2020	10%
Las Vegas Ballpark (f)	Las Vegas, NV	100%	n.a.	n.a.	n.a.	87,845	122,452	—	7,000	Q3 2019	6%
Total Other			**1,398**			**103,901**	**138,508**	**397**	**8,600**		
Total Unstabilized						**$ 727,910**	**$ 848,438**	**$ 40,765**	**$ 82,035**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of March 31, 2019. Each Hotel property Percentage Occupied is the average for Q1 2019.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(e) 38% occupied and leased represents first floor retail only. The multi-family units are 84% and 91% occupied and leased, respectively.
(f) Las Vegas Ballpark was placed into service as of March 31, 2019. However, operating activity did not begin until April 2019. Est. Total Cost (Excl. Land) and Stabilized NOI Yield are exclusive of $27.0 million of costs to acquire the franchise.

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Under Construction Projects - Strategic Developments Segment

($ In thousands, except Sq. Ft. and units)

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	33%	1,500,000	50 %	Under construction	Q2 2018	2023	$ 15,589	$ 51,428	$ 22,441	8 %
100 Fellowship Drive	Houston, TX	100%	203,000	100 %	Under construction	Q1 2017	Q3 2019	49,016	63,278	5,100	8 %
8770 New Trails	Houston, TX	100%	180,000	100 %	Under construction	Q1 2019	2020	2,144	45,985	4,400	10 %
6100 Merriweather	Columbia, MD	100%	320,000	47 %	Under construction	Q2 2018	2023	55,388	138,221	9,200	7 %
Total Office			**2,203,000**					**122,137**	**298,912**	**41,141**	
Retail											
Ke Kilohana (d)	Honolulu, HI	100%	21,900	100 %	Under construction	Q3 2016	Q4 2019	—	—	1,050	—%
Creekside Park West	Houston, TX	100%	72,264	59 %	Under construction	Q4 2018	2022	2,012	22,625	2,200	10 %
Total Retail			**94,164**					**2,012**	**22,625**	**3,250**	
Other											
Hughes Landing Daycare	Houston, TX	100%	10,000	100%	Under construction	Q3 2018	Q4 2019	764	3,206	260	7 %
Total Other			**10,000**					**764**	**3,206**	**260**	

Project Name	Location	% Ownership	Est. Rentable Sq. Ft. / # of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Juniper Apartments (e)	Columbia, MD	100%	56,619 / 382	$ 2,053	Under construction	Q2 2018	2023	$ 27,596	$ 116,386	$ 9,162	8 %
Tanager Apartments	Las Vegas, NV	100%	267	1,924	Under construction	Q1 2018	2020	31,350	59,276	4,400	7 %
Two Lakes Edge	Houston, TX	100%	386	2,690	Under construction	Q2 2018	2024	20,314	107,706	8,529	8 %
Lakeside Row	Houston, TX	100%	312	1,686	Under construction	Q2 2018	2021	14,170	48,412	3,875	8 %
Total Multi-family			**56,619 / 1,347**					**93,430**	**331,780**	**25,966**	
Total Under Construction								**$ 218,343**	**$ 656,523**	**$ 70,617**	

(a) Represents leases signed as of March 31, 2019 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including overhead allocations, development fees and leasing commissions in Develop. Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Develop. Costs Incurred represent HHC's equity in the project at March 31, 2019. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(e) Columbia Multi-family was renamed to Juniper Apartments as of Q1 2019.

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Seaport District Segment Performance

($ in thousands)	Real Estate Operations (Landlord) (a): Historic District & Pier 17	Real Estate Operations (Landlord) (a): Multi-Family (d)	Real Estate Operations (Landlord) (a): Hospitality (e)	Managed Businesses (b): Historic District & Pier 17	Managed Businesses (b): Tin Building (f)	Events, Sponsorships & Catering Business (c)	Q1 2019 Total
Revenues							
Rental revenue (g)	$ 1,724	$ 221	$ 270	$ 4	$ —	$ —	$ 2,219
Tenant recoveries	240	—	—	—	—	—	240
Other rental and property revenue	54	2	22	1,749	—	2,571	4,398
Total Revenues	2,018	223	292	1,753	—	2,571	6,857
Expenses							
Other property operating costs (g)	(3,736)	(142)	(472)	(4,387)	—	(2,281)	(11,018)
Total Expenses	(3,736)	(142)	(472)	(4,387)	—	(2,281)	(11,018)
Net Operating Income - Seaport District	$ (1,718)	$ 81	$ (180)	$ (2,634)	$ —	$ 290	$ (4,161)
Project Status	Unstabilized	Stabilized	Unstabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft / Units							
Total Sq. Ft. / units	282,237	13,000 / 21	66	88,995	53,396	28,598	
Leased Sq. Ft. / units	146,000	— / 21	29	88,995	53,396	28,598	
% Leased or occupied	52%	—% / 100%	44%	100%	100%	100%	
Development (h)							
Development costs incurred	$ 489,155	$ —	$ —	$ —	$ 47,772	$ —	$ 536,927
Estimated total costs (excl. land)	$ 570,713	$ —	$ —	$ —	$ 159,982	$ —	$ 730,695

Stabilization Statistics - Seaport Uplands, Pier 17 and Tin Building ($ in thousands)

Est. stabilized NOI	$43,000 - $58,000
Est. stabilized year	2022
Est. stabilized yield	6% - 8%

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended March 31, 2019, our managed businesses include, among others, 10 Corso Como Retail and Café, SJP by Sarah Jessica Parker, R-17 and Cobble & Co.
(c) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(d) Multi-Family includes 85 South Street.
(e) Hospitality represents Mr. C Seaport, of which HHC has a 35% ownership interest. Percentage occupied is the average for Q1 2019.
(f) Represents the food hall by Jean-Georges.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) Development costs incurred and Estimated total costs are shown net of insurance proceeds of approximately $55.0 million.

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MPC Portfolio ($ in thousands) Nevada Texas Maryland Total (c) MPC Performance - 1Q19 & 1Q18 MPC Net Contribution (1Q19) (b) $9,174 $(17,350) $(313) $(8,489) MPC Net Contribution (1Q18) (b) $24,977 $(18,112) $(163) $6,702 Operating Asset Performance - 2019 & Future Annualized 1Q19 in-place NOI $37,249 $104,581 $27,503 $169,333 Est. stabilized NOI (future) (d) $57,323 $155,928 $53,541 $266,792 Wtd. avg. time to stab. (yrs.) 1.6 3.0 3.9 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended March 31, 2019 is found under Reconciliation of Non-GAAP Measures on page 30. (c) Total excludes NOI from non-core operating assets and NOI from core assets within Hawai‘i and New York as these regions are not defined as MPCs. (d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. HowardHughes.com 214.741.7744 18

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft..	1,477,006	—	—	387,813	1,050,763	2,915,582	—	—	—	—
Retail Sq. Ft.	315,932	—	—	842,414	102,790	1,261,136	918,669	13,000	267,869	1,199,538
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft..	911,154	—	—	144,615	331,223	1,386,992	—	—	—	—
Retail Sq.Ft. (a)	60,261	—	83,497	—	28,026	171,784	86,847	399,830	—	486,677
Multifamily units	292	—	—	—	437	729	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self Storage Units	1,398	—	—	—	—	1,398	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft..	383,000	—	—	—	320,000	703,000	—	—	1,500,000	1,500,000
Retail Sq. Ft.	72,264	—	—	—	56,619	128,883	21,900	53,396	—	75,296
Other Sq. Ft.	10,000	—	—	—	—	10,000	—	—	—	—
Multifamily units	386	—	312	267	382	1,347	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,475 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	80,986 ac.	2,132	n.a.	n.a.	2,132
Current Residents (b)	117,100	36	10,100	110,000	112,000	349,236	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	131	1,379	2,285	3,290	n.a.	7,085	162	n.a.	n.a.	162
Estimated price per acre (c)	652	318	410	565	n.a.		n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	739	175	1,543	831	96	3,384	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	1,027	515	539	1,091	580		n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.
(b) Acreage shown as of March 31, 2019; current residents shown as of December 31, 2018.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2019 land models.

Howard Hughes.
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Lease Expirations Lease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of March 31, 2019 Office Expirations (a) Retail Expirations (a) Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Expiration Year (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. 2019 $ 4,284 2.85% $ 21.66 $ 3,842 3.49% $ 36.90 2020 7,946 5.29% 29.87 8,570 7.78% 50.51 2021 6,651 4.43% 32.32 6,587 5.98% 26.31 2022 16,776 11.17% 32.50 6,057 5.50% 46.04 2023 13,297 8.85% 30.19 8,464 7.68% 45.72 2024 15,411 10.26% 28.44 7,276 6.60% 41.82 2025 12,069 8.04% 33.90 26,063 23.65% 54.41 2026 4,736 3.15% 36.80 5,696 5.17% 38.81 2027 14,981 9.98% 29.26 5,353 4.86% 40.60 2028 9,824 6.54% 42.08 7,842 7.11% 45.72 Thereafter 44,205 29.44% 39.04 24,474 22.18% 25.98 Total $ 150,180 100.00% $ 110,224 100.00% (a) Excludes leases with an initial term of 12 months or less. HowardHughes.com 214.741.7744 20

Acquisition / Disposition Activity Acquisition / Disposition Activity (In thousands, except rentable Sq. Ft. / Units / Acres) Q1 2019 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price No acquisition activity in Q1 2019 Q1 2019 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price No disposition activity in Q1 2019 HowardHughes.com 214.741.7744 21

Master Planned Community Land

($ in thousands)	The Woodlands Q1 2019	The Woodlands Q1 2018	The Woodlands Hills Q1 2019	The Woodlands Hills Q1 2018	Bridgeland Q1 2019	Bridgeland Q1 2018	Summerlin Q1 2019	Summerlin Q1 2018	Maryland Q1 2019	Maryland Q1 2018	Total Q1 2019	Total Q1 2018
Revenues:												
Residential land sale revenues	$ 10,683	$ 5,639	$ 2,438	$ 2,854	$ 11,758	$ 5,419	$ 16,432	$ 32,638	$ —	$ —	$ 41,311	$ 46,550
Commercial land sale revenues	—	—	—	—	—	2	—	13	—	—	—	15
Builder price participation	29	16	21	—	224	96	4,921	4,969	—	—	5,195	5,081
Other land sale revenues	1,591	1,196	7	2	16	32	2,776	2,561	—	328	4,390	4,119
Total revenues	12,303	6,851	2,466	2,856	11,998	5,549	24,129	40,181	—	328	50,896	55,765
Expenses:												
Cost of sales - residential land	(5,723)	(2,846)	(1,190)	(1,524)	(5,318)	(1,474)	(4,588)	(20,192)	—	—	(16,819)	(26,036)
Cost of sales - commercial land	—	—	—	—	—	(1)	—	(7)	—	—	—	(8)
Real estate taxes	(1,461)	(1,519)	(60)	(85)	(489)	(460)	(768)	(623)	(134)	(153)	(2,912)	(2,840)
Land sales operations	(3,912)	(2,854)	(578)	(417)	(1,371)	(1,293)	(2,716)	(2,596)	(206)	(321)	(8,783)	(7,481)
Depreciation and amortization	(34)	(35)	—	—	(32)	(24)	(114)	(21)	20	(1)	(160)	(81)
Other (loss) income, net	—	—	—	—	—	—	(5)	—	—	—	(5)	—
Total operating expenses	**(11,130)**	**(7,254)**	**(1,828)**	**(2,026)**	**(7,210)**	**(3,252)**	**(8,191)**	**(23,439)**	**(320)**	**(475)**	**(28,679)**	**(36,446)**
Net interest capitalized (expense)	(1,294)	(1,108)	293	195	3,627	2,964	4,917	4,341	—	—	7,543	6,392
Equity in earnings from real estate affiliates	—	—	—	—	—	—	7,837	11,128	—	—	7,837	11,128
EBT	**$ (121)**	**$ (1,511)**	**$ 931**	**$ 1,025**	**$ 8,415**	**$ 5,261**	**$ 28,692**	**$ 32,211**	**$ (320)**	**$ (147)**	**$ 37,597**	**$ 36,839**

Key Performance Metrics:	The Woodlands Q1 2019	The Woodlands Q1 2018	The Woodlands Hills Q1 2019	The Woodlands Hills Q1 2018	Bridgeland Q1 2019	Bridgeland Q1 2018	Summerlin Q1 2019	Summerlin Q1 2018	Maryland Q1 2019	Maryland Q1 2018
Residential										
Total acres closed in current period	17.3	8.1	8.7	10.6	30.9	14.7	20.5	44.7	NM	NM
Price per acre achieved (a)	$618	$697	$280	$270	$381	$369	$712	$647	NM	NM
Avg. gross margins	46.4%	49.5%	51.2%	46.6%	54.8%	72.8%	72.1%	38.1%	NM	NM
Commercial										
Total acres closed in current period	—	—	—	—	—	—	—	—	—	—
Price per acre achieved	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
Avg. gross margins	NM	NM	NM	NM	NM	50.0%	NM	46.2%	NM	NM
Avg. combined before-tax net margins	46.4%	49.5%	51.2%	46.6%	54.8%	72.8%	72.1%	38.0%	NM	NM

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Maryland
Remaining saleable acres					
Residential	131 (b)	1,379	2,285	3,290	—
Commercial	739	175	1,543	831	96 (c)
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	88% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	62% / 0.31 ac	86% / 0.23 ac	88% / 0.16 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	38% / 0.09 ac	14% / 0.13 ac	11% / 0.12 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac	12% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	36	8	62	98	NM
Projected GAAP gross margin, residential / commercial (e)	55.5% / 75.6%	62.4% / 62.4%	66.6% / 66.6%	53.7% / 53.7%	NM
Projected cash gross margin (f)	99.0%	88.6%	80.1%	70.8%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2029	2034	2039	—
Commercial	2027	2027	2045	2039	2023

(a) The 2019 price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, which positively impacted results.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Does not include 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended March 31, 2019.
(e) GAAP gross margin is net of MUDs and is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. The projected margin is the Company's estimate of the 2019 margin.
(f) Projected cash gross margin is net of MUDs and includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest based on the Company's 2019 land models.
NM Not meaningful.

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Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Total (h)
Key Metrics ($ in thousands)						
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	
Number of units	177 (f)	317	465	423	750	2,132
Avg. unit Sq. Ft.	2,137	1,417	834	696	518	890
Condo Sq. Ft.	378,238	449,205	388,039	294,273	388,210	1,897,965
Street retail Sq. Ft.	8,200	16,100	70,800	21,900	11,336	128,336
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 4,880
Stabilization year	2017	2019	2019	2020	2022	
Development progress ($ in millions)						
Status	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	
Completion date (actual or est.)	Complete	Complete	Complete	2019	2021	
Total development cost	$ 452	$ 401	$ 429	$ 219	$ 412	$ 1,913
Cost-to-date	$ 409	$ 388	$ 384	$ 185	$ 44	$ 1,410
Remaining to be funded	$ 43	$ 13	$ 45	$ 34	$ 368	$ 503
Financial Summary ($ in thousands, except per Sq. Ft.)						
Units closed (through Q1 2019)	166	313	460	—	—	939
Units under contract (through Q1 2019)	2	—	1	420	608	1,031
Total % of units closed or under contract	94.9%	98.7%	99.1%	99.3%	81.1%	92.4%
Units closed (current quarter)	1	—	161	—	—	162
Units under contract (current quarter)	1	—	—	7	8	16
Square footage closed or under contract (total)	349,485	432,453	383,953	292,587	295,711	1,754,189
Total % square footage closed or under contract	92.4%	96.3%	98.9%	99.4%	76.2%	92.4%
Target condo profit margin at completion (excl. land cost)	—	—	—	—	—	~30%
Total cash received (closings & deposits)	—	—	—	—	—	1,737,373
Total GAAP revenue recognized	—	—	—	—	—	1,626,475
Expected avg. price per Sq. Ft.	$ 1,900 - $1,950	$ 1,100 - $1,150	$ 1,300 - $1,350	$ 700 - $750	$ 1,300 - $1,350	$ 1,300 - 1,325
Expected construction costs per retail Sq. Ft.	$ —	$ —	$ —	$ —	$ —	$ ~1,100
Deposit Reconciliation (in thousands)						
Deposits from sales commitment						
Spent towards construction	$ —	$ —	$ 68,241	$ 24,811	$ —	$ 93,052
Held for future use (g)	—	—	500	9,760	74,691	84,951
Total deposits from sales commitment	$ —	$ —	$ **68,741**	$ **34,571**	$ **74,691**	$ **178,003**

(a) We began delivering units at Waiea in November 2016. As of March 31, 2019, nine units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of March 31, 2019, four units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of March 31, 2019, four units remain to be sold.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of March 31, 2019, we have entered into contracts for 420 of the units.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of March 31, 2019, we have entered into contracts for 608 of the units.
(f) The increase in number of units at Waiea from prior quarter is a result of subdividing one large unit due to demand for smaller units in the tower.
(g) Total deposits held for future use are shown in Restricted cash on the balance sheet.
(h) Total not including Kō'ula, our newest building that began public sales in January 2019 and contracted 314 units this quarter. Kō'ula is excluded as we have not yet commenced construction.

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Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Cottonwood Mall	Holladay, UT	100%	54	Was under contract to sell in separate parcels with the first closing expected in 2019. The purchase contract was canceled in 2019.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Zoned for approximately 6 million square feet of commercial uses.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas. Agricultural property tax exemptions are in place for most of the property, which reduces carrying costs.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the note secured by the land and improvements for a purchase price of $5.3 million. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

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Debt Summary

(In thousands)	March 31, 2019	December 31, 2018
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	660,229	648,707
Special Improvement District bonds	14,978	15,168
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,494,918	1,454,579
Condominium financing (a)	104,254	96,757
Mortgages, notes and loans payable	3,274,379	3,215,211
Unamortized bond issuance costs	(5,889)	(6,096)
Deferred financing costs	(26,505)	(27,902)
Total mortgages, notes and loans payable, net	3,241,985	3,181,213
Total unconsolidated mortgages, notes and loans payable at pro-rata share	96,446	96,185
Total Debt	$ 3,338,431	$ 3,277,398

Net Debt on a Segment Basis, at share as of March 31, 2019

(In thousands)	Operating Assets	Seaport District	Master Planned Communities	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a) (b)	$ 1,762,609	$ 142,323	$ 230,231	$ 95,582	$ 2,230,745	$ 1,003,433	$ 3,234,178
Condominium financing (a)	—	—	—	104,254	104,254	—	104,254
Less: cash and cash equivalents (b)	(63,627)	(765)	(163,073)	(38,055)	(265,520)	(246,592)	(512,112)
Special Improvement District receivables	—	—	(18,054)	—	(18,054)	—	(18,054)
Municipal Utility District receivables	—	—	(246,231)	—	(246,231)	—	(246,231)
TIF Receivable	—	—	—	(3,896)	(3,896)	—	(3,896)
Net Debt	**$ 1,698,982**	**$ 141,558**	**$ (197,128)**	**$ 157,885**	**$ 1,801,298**	**$ 756,841**	**$ 2,558,140**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of March 31, 2019 (c)

(In thousands)	Remaining in 2019	2020	2021	2022	2023	2024	Thereafter	Total
Mortgages, notes and loans payable	$ 84,001	$ 309,114	$ 419,558	$ 235,983	$ 764,029	$ 70,103	$ 1,391,591	$ 3,274,379
Interest payments	122,864	153,925	133,638	117,842	100,906	72,097	113,864	815,136
Ground lease and other leasing commitments	5,201	7,272	7,111	6,373	6,390	6,432	266,855	305,634
Total consolidated debt maturities and contractual obligations	**$ 212,066**	**$ 470,311**	**$ 560,307**	**$ 360,198**	**$ 871,325**	**$ 148,632**	**$ 1,772,310**	**$ 4,395,149**

(a) As of March 31, 2019 and December 31, 2018, $615.0 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. An additional $50.0 million of variable rate debt was subject to interest rate collars and $75.0 million of variable rate debt was capped at a maximum interest rate as of March 31, 2019 and December 31, 2018.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in real estate and other affiliates.
(c) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

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Property-Level Debt

($ in thousands)

Asset		Q1 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities						
The Woodlands Master Credit Facility	$	150,000	L+275	Floating/Cap	5.24%	Apr-20 / Apr-21
Bridgeland Credit Facility		65,000	L+315	Floating	5.75%	Nov-20 / Nov-22
		215,000				
Operating Assets						
Outlet Collection at Riverwalk		47,068	L+250	Floating	4.99%	Oct-19 / Oct-20
Three Hughes Landing		56,538	L+260	Floating	5.09%	Dec-19 / Dec-20
The Woodlands Resort & Conference Center		62,500	L+250	Floating	4.99%	Dec-21 / Dec-23
Downtown Summerlin		264,884	L+215	Floating	4.64%	Sep-20 / Sep-21
Two Merriweather		24,000	L+250	Floating	4.99%	Oct-20 / Oct-21
HHC 242 Self-Storage		6,604	L+260	Floating	5.09%	Oct-19 / Oct-21
HHC 2978 Self-Storage		6,042	L+260	Floating	5.09%	Jan-20 / Jan-22
20/25 Waterway Avenue		13,328	4.79%	Fixed	4.79%	May-22
Millennium Waterway Apartments		53,817	3.75%	Fixed	3.75%	Jun-22
Aristocrat		28,057	P + 40	Floating	5.90%	Oct-22
Two Summerlin		24,113	P + 40	Floating	5.90%	Oct-22
Lake Woodlands Crossing Retail		10,382	L+180	Floating	4.29%	Jan-23
Senior Secured Credit Facility		615,000	4.61%	Floating/Swap	4.61% (b)	Sep-23
Lakefront North		24,243	L+200	Floating	4.49%	Dec-22 / Dec-23
9303 New Trails		11,508	4.88%	Fixed	4.88%	Dec-23
4 Waterway Square		33,701	4.88%	Fixed	4.88%	Dec-23
3831 Technology Forest Drive		21,461	4.50%	Fixed	4.50%	Mar-26
Kewalo Basin Harbor		6,483	L+275	Floating	5.24%	Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed	3.39%	Aug-28
3 Waterway Square		48,676	3.94%	Fixed	3.94%	Aug-28
One Hughes Landing		52,000	4.30%	Fixed	4.30%	Dec-29
Two Hughes Landing		48,000	4.20%	Fixed	4.20%	Dec-30
One Lakes Edge		69,440	4.50%	Fixed	4.50%	Mar-29
Constellation Apartments		24,200	4.07%	Fixed	4.07%	Jan-33
Hughes Landing Retail		35,000	3.50%	Fixed	3.50%	Dec-36
Summerlin Ballpark		40,016	4.92%	Fixed	4.92%	Dec-39
Columbia Regional Building		24,967	4.48%	Fixed	4.48%	Feb-37
		1,694,528				
Seaport District						
250 Water Street		129,723	6.00%	Fixed	6.00%	Jun-19 / Jun-20

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Property-Level Debt (con't)

($ in thousands)

Asset	Q1 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Strategic Developments					
Ke Kilohana	104,254	L+325	Floating	5.74%	Dec-19 / Dec-20
100 Fellowship Drive	38,099	L+150	Floating	3.99%	May-22
Lakeside Row	2,693	L+225	Floating	4.74%	Jul-22 / Jul-23
Two Lakes Edge	—	L+215	Floating	4.64%	Oct-22 / Oct-23
Creekside Park West	—	L+225	Floating	4.74%	Mar-23 / Mar-24
110 North Wacker	50,000	L+300	Floating/Collar	5.49%	Apr-22 / Apr-24
6100 Merriweather	—	L+275	Floating	5.24%	Sep-22 / Sep-24
Juniper Apartments (c)	—	L+275	Floating	5.24%	Sep-22 / Sep-24
Tanager Apartments	13,212	L+225	Floating	4.74%	Oct-21 / Oct-24
	208,258				
Total (d)	$ 2,247,509				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Formerly known as Columbia Multi-family.
(d) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC and retail.

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Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date March 31, 2019 2019 2020 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 532,000 $ 1,593 $ 2,125 $ 55,192 $ 58,910 Seaport 100% 2031 (b) 403,000 1,233 1,682 202,395 205,310 Kewalo Basin Harbor 100% 2049 75,000 225 300 8,600 9,125 $ 1,010,000 $ 3,051 $ 4,107 $ 266,187 $ 273,345 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 28

Definitions Definitions Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of March 31, 2019, unless otherwise noted. This excludes MPC and condominium development. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2018	FY 2017
Total Operating Assets segment EBT (a)	$ 5,686	$ (5,793)	$ (4,115)	$ 5,386	$ 8,365	$ 3,843	$ (17,087)
Depreciation and amortization	27,108	29,265	26,470	24,198	23,360	103,293	117,835
Interest expense, net	18,991	18,664	18,892	17,308	16,687	71,551	61,583
Equity in earnings from real estate and other affiliates	(2,709)	(487)	75	1,000	(2,583)	(1,995)	(3,735)
Straight-line rent amortization	(2,845)	(3,277)	(3,243)	(2,414)	(3,122)	(12,056)	(8,220)
Other	122	602	2,811	(422)	313	3,304	799
Total Operating Assets NOI - Consolidated	**46,353**	**38,974**	**40,890**	**45,056**	**43,020**	**167,940**	**151,175**
Redevelopments							
110 North Wacker	—	513	—	—	—	513	—
Total Operating Asset Redevelopments NOI	**—**	**513**	**—**	**—**	**—**	**513**	**—**
Dispositions							
Cottonwood Square	—	—	—	—	11	11	(750)
Park West	—	—	—	—	—	—	60
Total Operating Asset Dispositions NOI	**—**	**—**	**—**	**—**	11	**11**	**(690)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**46,353**	**39,487**	**40,890**	**45,056**	**43,031**	**168,464**	**150,485**
Company's Share NOI - Equity investees	**1,464**	**1,952**	**1,343**	**791**	**575**	**4,661**	**4,401**
Distributions from Summerlin Hospital Investment	**3,625**	**—**	**—**	**—**	**3,435**	**3,435**	**3,383**
Total Operating Assets NOI	**$ 51,442**	**$ 41,439**	**$ 42,233**	**$ 45,847**	**$ 47,041**	**$ 176,560**	**$ 158,269**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

Howard Hughes.
HowardHughes.com 214.741.7744 30

Reconciliation of Non-GAAP Measures (con't) Reconciliation of Non-GAAP Measures Reconciliation of Seaport District segment EBT to Total NOI: (In thousands) Q1 2019 Q4 2018 Q3 2018 Q2 2018 Q1 2018 FY 2018 FY 2017 Total Seaport District segment EBT (a) $ (15,852) $ (15,660) $ (8,798) $ (856) $ 1,449 $ (23,865) $ 3,402 Depreciation and amortization 6,193 5,959 2,309 1,953 2,244 12,465 6,270 Interest expense (income), net 1,532 2,176 (1,471) (3,278) (3,717) (6,290) (13,229) Equity in (earnings) loss from real estate and other affiliates 632 14 452 240 — 706 644 Straight-line rent amortization 755 179 (274) (155) (182) (432) 115 Loss on sale or disposal of real estate 6 — — — — — — Other - Development related 2,768 3,849 4,857 2,561 723 11,990 1,540 Total Seaport District NOI - Consolidated (3,966) (3,483) (2,925) 465 517 (5,426) (1,258) Company's Share NOI - Equity investees (195) (134) (452) (127) — (713) — Total Seaport District NOI $ (4,161) $ (3,617) $ (3,377) $ 338 $ 517 $ (6,139) $ (1,258) (a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation. HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't)

(In thousands)	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 39,479	$ 42,778	$ 30,197	$ 55,759
Total commercial land sales closed in period	—	—	2,356	13,955
Net recognized (deferred) revenue:				
Bridgeland	—	2	422	(634)
Summerlin	1,444	753	1,817	(2,270)
Total net recognized (deferred) revenue	1,444	755	2,239	(2,904)
Special Improvement District bond revenue	388	3,032	385	4,254
Total land sales revenue - GAAP basis	$ 41,311	$ 46,565	$ 35,177	$ 71,064

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 37,597	$ 36,836	$ 30,617	$ 52,604
Plus:				
Cost of sales - land	16,818	26,043	14,605	32,828
Depreciation and amortization	160	81	2	(76)
MUD and SID bonds collections, net	862	(2,624)	42,753	54,551
Distributions from real estate and other affiliates	1,435	—	6,330	10,000
Less:				
MPC development expenditures	(56,772)	(42,000)	(55,899)	(46,924)
MPC land acquisitions	(752)	(506)	(5,262)	(3,001)
Equity in earnings in real estate and other affiliates	(7,837)	(11,128)	(1,602)	(1,682)
MPC Net Contribution	$ (8,489)	$ 6,702	$ 31,544	$ 98,300

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ 5,686	$ 8,365	$ (5,793)	$ (10,672)
MPC segment EBT	37,597	36,836	30,617	52,604
Seaport District segment EBT	(15,852)	1,449	(15,660)	1,455
Strategic Developments segment EBT	60,646	6,252	96,433	53,756
Corporate and other items	(45,136)	(50,510)	(57,809)	(27,462)
Income before taxes	42,941	2,392	47,788	69,681
Provision for income taxes	(11,016)	(558)	(9,864)	77,647
Net income	31,925	1,834	37,924	147,328
Net loss attributable to noncontrolling interests	(104)	(360)	(663)	1,793
Net income attributable to common stockholders	$ 31,821	$ 1,474	$ 37,261	$ 149,121

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